Exhibit 10.28

Confidential

Google Cloud

Master Agreement

Block.one LLC

and

Google LLC

Google Cloud Master Agreement

Confidential

Google Cloud Master Agreement

This Google Cloud Master Agreement is comprised of the Google Cloud Master Agreement General Terms (“General Terms”), and all Services Schedules and Order Forms that are incorporated by reference into the Google Cloud Master Agreement (collectively, the “Agreement”), and is entered into by Google LLC, with offices at 1600 Amphitheatre Parkway, Mountain View, CA 94043 (“Google”) and Block.One LLC, with offices at 1701 Kraft Drive, Blacksburg, VA, 24060 (“Customer”).

Google Cloud Master Agreement General Terms

1.

Services. Google will provide the Services specified in an Order Form in accordance with the Agreement, including the SLAs, and Customer and its End Users may use the Services in accordance with the Services Schedule.

2.	Customer Obligations.

2.1

Consents. Customer is responsible for any consents and notices required to permit (a) Customer’s and its End Users’ use and receipt of the Services and (b) Google’s accessing, storing, and processing of data provided by Customer (including Customer Data, if applicable) under the Agreement. Google is responsible for any consents and notices required to provide its Services generally to its customer base.

2.2

Compliance. Customer will (a) ensure that Customer and its End Users’ use of the Services complies with the Agreement, (b) use commercially reasonable efforts to prevent and terminate any unauthorized access or use of the Services, and (c) promptly notify Google of any unauthorized use of, or access to, the Services of which Customer becomes aware.

2.3

Use Restrictions. Customer will not, and will not allow End Users to, (a) copy, modify, create a derivative work of, reverse engineer, decompile, translate, disassemble, or otherwise attempt to extract any of the source code of the Services (except to the extent such restriction is expressly prohibited by applicable law); (b) sell, resell, sublicense, transfer, or distribute the Services; or (c) access or use the Services (i) in a manner intended to avoid incurring Fees; (ii) for materials or activities that are subject to the International Traffic in Arms Regulations (ITAR) maintained by the United States Department of State; (iii) in a manner that breaches, or causes the breach of, Export Control Laws; or (iv) to transmit, store, or process health information subject to United States HIPAA regulations except as permitted by an executed HIPAA BAA.

3.	Payment Terms.

3.1

Payment. Google will invoice Customer for the Fees. Customer will pay Google all invoiced amounts by the Payment Due Date. All payments are due in the currency described in the invoice. Wire transfer payments must include the bank information described in the invoice.

3.2

Taxes. Google will itemize any invoiced Taxes. Customer will pay invoiced Taxes unless Customer provides a valid tax exemption certificate. Customer may withhold Taxes if Customer provides a valid receipt evidencing the taxes withheld.

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3.3

Invoice Disputes. Customer may dispute invoiced Fees if Customer believes in good faith that Fees were inaccurately invoiced (an “Invoice Dispute”). Invoice Disputes must be submitted to collections@google.com and identify all disputed amounts and the reasons for dispute. Google will review in good faith all Invoice Disputes, and will provide Customer an explanation of Fees due following such review (an “Invoice Dispute Report”). If an Invoice Dispute is submitted before the Payment Due Date, then notwithstanding Section 3.1 (Payment), (a) Customer must only pay the amounts not subject to the Invoice Dispute, and (b) unpaid Fees stated in an Invoice Dispute Report to be accurately invoiced are due within 30 days after delivery of such report. If an Invoice Dispute is submitted after the Payment Due Date and the Invoice Dispute Report states that Fees paid were incorrectly invoiced, then Google will issue a credit equal to the agreed amount.

3.4	Overdue Payments.

(a)

If Customer’s payment is overdue, then Google may (i) charge interest on overdue amounts at [***] (or the highest rate permitted by law, if less) from the Payment Due Date until paid in full, and (ii) Suspend the Services, in each case except where such overdue payments are due to Google’s billing inaccuracies.

(b)

Customer will reimburse Google for all reasonable expenses (including attorneys’ fees) incurred by Google in collecting overdue payments except where such payments are due to Google’s billing inaccuracies.

3.5

Purchase Orders. If Customer requires a purchase order number on its invoice, Customer will provide a purchase order number in the Order Form. If Customer does not provide a purchase order number, then (a) Google will invoice Customer without a purchase order number, and (b) Customer will pay invoices without a purchase order number referenced. Any terms on a purchase order are void.

4.	Intellectual Property.

4.1

Intellectual Property Rights. Except as expressly described in the Agreement, the Agreement does not grant either party any rights, implied or otherwise, to the other’s content or Intellectual Property. As between the parties, Customer retains all Intellectual Property Rights in Customer Data and Customer Applications, and Google retains all Intellectual Property Rights in the Services and Software. Google will not create a derivative work of, reverse engineer, decompile, translate, disassemble, or otherwise attempt to extract any of the source code of Customer Application (except to the extent such restriction is expressly prohibited by applicable law or for models of Customer Applications generated by machine learning as may be necessary in provisioning of and improvement of Services hereunder).

4.2

Feedback. At its option, Customer may provide feedback and suggestions about the Services to Google (“Feedback”). If Customer provides Feedback, then Google and its Affiliates may use that Feedback without restriction and without obligation to Customer.

Google Cloud Master Agreement

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5.	Confidentiality.

5.1

Use and Disclosure of Confidential Information. The Recipient will only use the Disclosing Party’s Confidential Information to exercise its rights and fulfill its obligations under the Agreement, and will use reasonable care to protect against the disclosure of the Disclosing Party’s Confidential Information. Notwithstanding any other provision in the Agreement, the Recipient may disclose the Disclosing Party’s Confidential Information (a) to its Delegates who have a need to know and who are bound by confidentiality obligations at least as protective as those in this Section 5 (Confidentiality); (b) with the Disclosing Party’s written consent; or (c) as strictly necessary to comply with Legal Process, provided the Recipient promptly notifies the Disclosing Party prior to such disclosure unless the Recipient is legally prohibited from doing so. The Recipient will comply with the Disclosing Party’s reasonable requests to oppose disclosure of its Confidential Information.

5.2

Redirect Disclosure Request. If the Recipient receives Legal Process for the Disclosing Party’s Confidential Information, the Recipient will first attempt to redirect the third party to request it from the Disclosing Party directly. To facilitate this request, the Recipient may provide the Disclosing Party’s basic contact information to the third party.

6.

Marketing and Publicity. Each party may use the other party’s Brand Features in connection with the Agreement as permitted in the Agreement. Customer may state publicly that it is a Google customer and display Google Brand Features in accordance with the Trademark Guidelines. Customer and Google will work together on an announcement of Customer being a Google customer, which will take place on a mutually agreed upon date within 6 months of the Effective Date. Additionally, with prior written consent, the parties may engage in joint marketing activities such as customer testimonials, announcements, press engagements, public speaking events, and analyst interviews. A party may revoke the other party’s right to use its Brand Features with 30 days’ written notice. Any use of a party’s Brand Features will inure to the benefit of the party holding Intellectual Property Rights to those Brand Features.

7.

Representations and Warranties. Each party represents and warrants that it (a) has full power and authority to enter into the Agreement and (b) will comply in all material respects with all laws and regulations applicable to its provision, receipt, or use of the Services, as applicable.

8.

Disclaimer. Except as expressly provided for in the Agreement, to the fullest extent permitted by applicable law, Google (a) does not make any warranties of any kind, whether express, implied, statutory, or otherwise, including warranties of merchantability, fitness for a particular use, noninfringement, or error-free or uninterrupted use of the Services or Software and (b) makes no representation about content or information accessible through the Services. The Services are not intended to be used for High Risk Activities. Any use of the Services for High Risk Activities by Customer or its End Users will be at Customer’s own risk, and Customer will be solely liable for the results of any failure of the Services when used for High Risk Activities.

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9.	Indemnification.

9.1

Google Indemnification Obligations. Google will defend Customer and its Affiliates participating under the Agreement (“Customer Indemnified Parties”), and indemnify them against Indemnified Liabilities in any Third-Party Legal Proceeding to the extent arising from an allegation that the Customer Indemnified Parties’ use of Google Indemnified Materials infringes the third party’s Intellectual Property Rights.

9.2

Customer Indemnification Obligations. Customer will defend Google and its Affiliates and indemnify them against Indemnified Liabilities in any Third-Party Legal Proceeding to the extent arising from (a) an allegation that Customer Indemnified Materials infringe the third party’s Intellectual Property Rights or (b) Customer’s or its End User’s violation of applicable law or the Use Restrictions. Notwithstanding subsection (b) above, in the event that Customer’s or its End User’s violation of the Use Restrictions is a result of Google’s updates to the Use Restrictions subsequent to the Effective Date, Customer’s obligations under this Section 9.2 shall only apply to the extent Customer violated the updated Use Restriction after notification of the change.

9.3

Indemnification Exclusions. Sections 9.1 (Google Indemnification Obligations) and 9.2 (Customer Indemnification Obligations) will not apply to the extent the underlying allegation arises from (a) the indemnified party’s breach of the Agreement or (b) a combination of the Google Indemnified Materials or Customer Indemnified Materials (as applicable) with materials not provided by the indemnifying party under the Agreement, unless the combination is required by the Agreement.

9.4	Indemnification Conditions. Sections 9.1 (Google Indemnification Obligations) and 9.2 (Customer Indemnification Obligations) are conditioned on the following:

(a)

The indemnified party must promptly notify the indemnifying party in writing of any allegation(s) that preceded the Third-Party Legal Proceeding and cooperate reasonably with the indemnifying party to resolve the allegation(s) and Third-Party Legal Proceeding. If breach of this Section 9.4(a) prejudices the defense of the Third-Party Legal Proceeding, the indemnifying party’s obligations under Section 9.1 (Google Indemnification Obligations) or 9.2 (Customer Indemnification Obligations) (as applicable) will be reduced in proportion to the prejudice.

(b)

The indemnified party must tender sole control of the indemnified portion of the Third-Party Legal Proceeding to the indemnifying party, subject to the following: (i) the indemnified party may appoint its own non-controlling counsel, at its own expense; and (ii) any settlement requiring the indemnified party to admit liability, pay money, or take (or refrain from taking) any action, will require the indemnified party’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.

9.5	Remedies.

(a)

If Google reasonably believes the Services might infringe a third party’s Intellectual Property Rights, then Google may, at its sole option and expense, (i) procure the right for Customer to continue using the Services, (ii) modify the Services to make them non-infringing without materially reducing their functionality, or (iii) replace the Services with a non-infringing, functionally equivalent alternative.

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(b)

If after exhausting all commercially reasonable efforts to implement one of the remedies in Section 9.5(a), Google believes that such remedies are not commercially reasonable, then Google may Suspend or terminate the impacted Services. If Google Suspends for more than two (2) months or terminates Services under this Section 9.5 (Remedies), then upon Customer request (i) Google will refund to Customer any unused prepaid Fees that Customer paid to Google for use of the Suspended or terminated Services, and (ii) if Customer has made financial commitments in an Order Form or addendum to the Agreement, then Google will agree to amend such commitments proportional to Customer’s spend on the Suspended or terminated Services in the year preceding the termination of the Services. For clarity, a Suspension as aforesaid may give rise to credits under applicable SLAs.

9.6

Sole Rights and Obligations. Without affecting either party’s termination rights, this Section 9 (Indemnification) states the parties’ sole and exclusive remedy under the Agreement for any third-party allegations of Intellectual Property Rights infringement covered by this Section 9 (Indemnification).

10.	Liability.

10.1	Limited Liabilities.

(a)	To the extent permitted by applicable law and subject to Section 10.2 (Unlimited Liabilities), neither party will have any Liability arising out of or relating to the Agreement for any

(i)	indirect, consequential, special, incidental, or punitive damages or

(ii)	lost revenues, profits, savings, or goodwill.

(b)

To the extent permitted by applicable law and subject to Section 10.2 (Unlimited Liabilities), each party’s total aggregate Liability arising out of or relating to the Agreement is limited to the greater of (i) the Fees Customer paid under the applicable Services Schedule during the 12 month period before the event giving rise to Liability or (ii) any financial commitment made by Customer in an Order Form or addendum to the Agreement for the annualized commitment period in which the event occurred.

(c)

Special Liability Cap. Notwithstanding Section 10.1(b) (Limited Liabilities), Google’s total Liability for damages resulting from breaches of Section 5 (Confidentiality) involving release of Customer Data, not due to Customer action, is limited to [***]. Any amount paid subject to the Special Liability Cap will not reduce the cap in Section 10.1(b) (Limited Liabilities), and any amount paid subject to the cap in Section 10.1(b) (Limited Liabilities) will not reduce the Special Liability Cap. FOR PURPOSES OF THIS SECTION 10.1(C), AND NOTWITHSTANDING SECTION 10.1(A) ABOVE, “DAMAGES” SHALL INCLUDE OUT-OF-POCKET EXPENSES INCURRED BY CUSTOMER AS RELATED TO PREPARATION AND DISSEMINATION OF NOTICES TO AFFECTED PARTIES, LEGAL FEES, AND 1-YEAR OF CREDIT MONITORING (HEREINAFTER, “OUT-OF-POCKET EXPENSES”). SUCH OUT-OF-POCKET EXPENSES SHALL BE REIMBURSED BY GOOGLE TO CUSTOMER WITHIN THIRTY (30) DAYS OF RECEIPT BY GOOGLE OF AN INVOICE FROM CUSTOMER DETAILING THE OUT-OF-POCKET EXPENSES THAT CUSTOMER HAS INCURRED IN CONNECTION WITH THE CONFIDENTIALITY BREACH.

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(d)

Customer may recover any loss or damage suffered by an Affiliate End User under the Agreement as if such loss or damage were Customer’s and Google shall not make any objection or claim that such loss or damage is too remote on account of the fact that it was suffered by an Affiliate End User.

10.2	Unlimited Liabilities. Nothing in this Agreement excludes or limits either party’s Liability for:

(a)	subject to Section 8 (Disclaimer), death, personal injury, or tangible personal property damage resulting from its negligence or the negligence of its employees or agents;

(b)	its fraud or fraudulent misrepresentation;

(c)	its obligations under Section 9 (Indemnification);

(d)	its infringement of the other party’s Intellectual Property Rights’

(e)	intentional breach of its obligations under Section 5 (Confidentiality);

(f)	its payment obligations under the Agreement; or

(g)	matters for which liability cannot be excluded or limited under applicable law.

Nothing in Section 10.1(a) (Limited Liabilities) excludes or limits either party’s Liability for the matters set out in sub-sections (a), (b), (e), (f) or (g). Provided that Section 10.1(a) (Limited Liabilities) does apply to the matters set out in sub-sections (c) and (d).

11.	Insurance. Google will maintain the following insurance coverage during the Term:

11.1	Types.

(a)

Commercial General Liability Insurance. Google will maintain commercial general liability insurance that includes, but is not limited to, coverage for bodily injury, property damage, contractual liability, and products/completed operations arising out of the Agreement, with limits at least $[***] per occurrence and $[***] aggregate. Customer will be included as an additional insured under Google’s commercial general liability insurance policy.

(b)

Workers’ Compensation and Employer’s Liability Insurance. Google will maintain workers’ compensation insurance as required by any applicable law or regulation as well as employer’s liability insurance in an amount at least $[***] per accident.

(c)	Professional Liability Insurance. Google will maintain professional liability insurance in an amount at least $[***] per claim and in the aggregate.

(d)

Umbrella/Excess Insurance. Google will maintain an umbrella insurance policy, on an occurrence basis, providing coverage in excess of primary coverage, commercial general liability and employer’s liability, in an amount at least $[***] per occurrence and in the aggregate.

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11.2	Self Insurance. Google may satisfy the insurance requirements in this Section 11 (Insurance), in whole or in part, through a corporate wide self-insurance or deductible program.

11.3	[***].

11.4

Certificates of Insurance. Upon request by Customer, Google will provide Customer with certificates of insurance evidencing the insurance coverage required by this Section 11 (Insurance). The certificates of insurance will provide that the policies will not be cancelled without providing notice in accordance with the policy provisions.

11.5

Cyber and Privacy Liability Insurance. Google will maintain cyber and privacy liability insurance coverage under its Errors and Omissions policy, with limits at least $[***] for actual or alleged acts, errors, or omissions committed by Google, its employees, or agents including the following perils:

(a)	unauthorized use/access of network, including Google computer systems;

(b)	broad coverage for regulatory action (defense costs, civil awards, and civil fines) where insurable;

(c)	failure to adequately protect confidential information (personal and commercial information);

(d)	notification costs, whether or not required by statute or regulatory bodies, including Privacy Commissioners; and

(e)	crisis management costs, including forensic investigation, public relations costs, and cyber extortion, including e-threat and e-vandalism expenses.

12.	Term and Termination.

12.1	Agreement Term. The Agreement is effective from the Effective Date until it is terminated in accordance with its terms (the “Term”).

12.2

Termination for Convenience. As pertains to termination, (a) Subject to any financial commitments in an Order Form or addendum to the Agreement, Customer may terminate the Agreement or an Order Form for convenience with 30 days’ prior written notice to Google; (b) Customer may terminate the Agreement or an Order Form under this Section if necessary to comply with law or if directed by the Regulator; and (c) Customer may terminate the Agreement or an Order Form if any changes are proposed or made to the Services or the URL Terms that legally prohibit or restrict Google from providing the Key Services for blockchain (or blockchain-based) networks, nodes or applications or related software or services, provided that Customer shall have first given Google at least thirty (30) days’ written notice of termination and Google consents (which shall not be unreasonably withheld) as to the legally prohibitive nature of such changes.

12.3	Termination for Breach.

(a)

Termination of an Order Form. Either party may terminate an Order Form if the other party is in material breach of the applicable Services Schedule and fails to cure that breach within 30 days after receipt of written notice.

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(b)

Termination of the Agreement. Either party may terminate the Agreement if the other party is in material breach of the Agreement and fails to cure that breach within 30 days after receipt of written notice. Customer may terminate the Agreement if Google (i) ceases its business operations or (ii) becomes subject to insolvency proceedings and such proceedings are not dismissed within 90 days.

12.4

Support through Resolution. Google acknowledges that Customer and any Resolution Entity must be able to carry on its business during Resolution. To support Customer through Resolution, Google agrees to the following:

(a)

Enabling Operational Continuity. During Resolution, Customer will continue to receive the Services in accordance with the Agreement. Google will not terminate the Agreement, or suspend or delay the performance of its obligations under the Agreement, because of a Resolution, provided Customer complies with the Agreement, including the payment obligations.

(b)

Continued Support for Resolution Entities. Customer may assign the Agreement to a Resolution Entity provided that the Resolution Entity agrees in writing to be bound by the Agreement and Customer notifies Google of the assignment. Google will consent to novation of Customer’s rights and obligations to, or entering a separate agreement for the use of the Services with, a Resolution Entity.

12.5

Effects of Termination. If the Agreement terminates, then all Services Schedules and Order Forms also terminate. If an Order Form terminates or expires, then after that Order Form’s termination or expiration effective date, (a) all rights and access to the Services under that Order Form will terminate (including access to Customer Data, if applicable), unless otherwise described in the applicable Services Schedule, and (b) Google will send Customer a final invoice (if applicable) for payment obligations under that Order Form. Termination or expiration of one Order Form will not affect other Order Forms.

12.6

Use by Affiliate End Users. Affiliate End Users shall be entitled to use the Services and have the benefit of the Agreement provided that Customer shall be responsible for Affiliate End Users’ compliance with the Agreement.

12.7

Affiliate Adoption. In the event of (a) a divestiture or other corporate event during the Term whereby an entity that is an Affiliate End User would no longer be considered an Affiliate or will undertake a business or enterprise that was disposed of by Customer or an Affiliate End User, or (b) a requirement of the Regulator or applicable Regulatory Obligations that an Affiliate End User enter into a direct agreement with Google, the parties agree to negotiate in good faith to seek to extend the terms of the Agreement to such entity or Affiliate End User in a form substantially similar to the Affiliate Adopting Agreement set out in Exhibit 1.

12.8

Survival. The following Sections will survive expiration or termination of the Agreement: Section 3 (Payment Terms), Section 4 (Intellectual Property), Section 5 (Confidentiality), Section 8 (Disclaimer), Section 9 (Indemnification), Section 10 (Liability), Section 12.5 (Effects of Termination), Section 13 (Miscellaneous), Section 14 (Definitions), and any additional sections specified in the applicable Services Schedule.

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13.	Miscellaneous.

13.1

Notices. Google will provide notices under the Agreement to Customer by sending an email to the Notification Email Address. Customer will provide notices under the Agreement to Google by sending an email to [***]. Notice will be treated as received when the email is sent. Customer is responsible for keeping its Notification Email Address current throughout the Term.

13.2	Emails. The parties may use emails to satisfy written approval and consent requirements under the Agreement.

13.3

Assignment. Neither party may assign the Agreement without the written consent of the other, except to an Affiliate where (a) the assignee has agreed in writing to be bound by the terms of the Agreement, (b) the assigning party remains liable for obligations under the Agreement if the assignee defaults on them, (c) the assigning party has notified the other party of the assignment, and (d) if Customer is the assigning party, the assignee is established in the same region (for Google’s contracting entity purposes) as Customer. Any other attempt to assign is void.

13.4

Change of Control. If a party experiences a change of Control other than an internal restructuring or reorganization, then (a) that party will give written notice to the other party within 30 days after the change of Control and (b) the other party may immediately terminate the Agreement any time within 30 days after it receives that written notice.

13.5

Force Majeure. Neither party will be liable for failure or delay in performance of its obligations to the extent caused by circumstances beyond its reasonable control, including acts of God, natural disasters, terrorism, riots, or war (“Force Majeure”), provided that such party, (a) as promptly as reasonably practicable when taking into consideration, among other things, the commercial, societal, environmental and governmental impacts of such Force Majeure, notifies the other party of the occurrence of the Force Majeure, the date on which such party first became aware of and/or was impacted by such Force Majeure, and, in the reasonable judgment of such party when taking into account the existence of a Force Majeure, its likely or potential effect on the Services; (b) uses commercially reasonable endeavors (as considered in light of the existence of a Force Majeure) to mitigate the effect of the Force Majeure on the Services; and (c) in the case of Google, it has implemented and complied with its business continuity planning/disaster recovery programs, if applicable, in as commercially reasonable manner as allowable in light of the existence of a Force Majeure. The corresponding obligations of the other party will be suspended, and its time for performance of such obligations extended, to the same extent as those of the affected party. If the Force Majeure affects Services for more than two months and Customer has made financial commitments in an Order Form or addendum to the Agreement, then Google will agree to amend such commitments proportional to Customer’s forecast spend on the affected Services. For clarity, a Force Majeure may give rise to credits under applicable SLAs.

13.6	Subcontracting. Google may subcontract obligations under the Agreement but will remain liable to Customer for any subcontracted obligations.

13.7	No Agency. The Agreement does not create any agency, partnership, or joint venture between the parties.

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13.8	No Waiver. Neither party will be treated as having waived any rights by not exercising (or delaying the exercise of) any rights under the Agreement.

13.9	Severability. If any part of the Agreement is invalid, illegal, or unenforceable, the rest of the Agreement will remain in effect.

13.10	No Third-Party Beneficiaries. The Agreement does not confer any rights or benefits to any third party unless it expressly states that it does.

13.11	Equitable Relief. Nothing in the Agreement will limit either party’s ability to seek equitable relief.

13.12

Governing Law. All claims arising out of or relating to the Agreement or the Services will be governed by California law, excluding that state’s conflict of laws rules, and will be litigated exclusively in the federal or state courts of Santa Clara County, California; the parties consent to personal jurisdiction in those courts.

13.13

Amendments. Except as specifically described otherwise in the Agreement, any amendment to the Agreement must be in writing, expressly state that it is amending the Agreement, and be signed by both parties.

13.14

Independent Development. Nothing in the Agreement will be construed to limit or restrict either party from independently developing, providing, or acquiring any materials, services, products, programs, or technology that are similar to the subject of the Agreement, provided that the party does not breach its obligations under the Agreement in doing so.

13.15

Entire Agreement. The Agreement states all terms agreed between the parties, and supersedes any prior or contemporaneous agreements between the parties relating to the subject matter of the Agreement. In entering into the Agreement, neither party has relied on, and neither party will have any right or remedy based on, any statement, representation, or warranty (whether made negligently or innocently), except those expressly described in the Agreement. The Agreement includes URL links to other terms (including the URL Terms), which are incorporated by reference into the Agreement.

13.16

Conflicting Terms. If there is a conflict among the documents that make up the Agreement, then the documents will control in the following order: the applicable Order Form, the applicable Services Schedule, the General Terms, and the URL Terms.

13.17	Conflicting Languages. If the Agreement is translated into any other language, and there is a discrepancy between the English text and the translated text, the English text will control.

13.18	Counterparts. The parties may execute the Agreement in counterparts, including facsimile, PDF, and other electronic copies, which taken together will constitute one instrument.

13.19	Electronic Signatures. The parties consent to electronic signatures.

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13.20	Headers. Headings and captions used in the Agreement are for reference purposes only and will not have any effect on the interpretation of the Agreement.

14.	Definitions.

“Affiliate” means any entity that directly or indirectly Controls, is Controlled by, or is under common Control with a party.

“Affiliate End User” has the meaning described in the Services Schedule.

“AUP” means Google’s acceptable use policy as defined in the applicable Services Schedule.

“BAA” or “Business Associate Agreement” is an amendment to the Agreement covering the handling of Protected Health Information (as defined in HIPAA).

“Brand Features” means each party’s trade names, trademarks, logos, domain names, and other distinctive brand features.

“Confidential Information” means information that one party or its Affiliate (“Disclosing Party”) discloses to the other party (“Recipient”) under the Agreement, and that is marked as confidential or would normally be considered confidential information under the circumstances. Customer’s Confidential Information includes (a) Customer Data and (b) all Intellectual Property in Customer Data. Confidential Information does not include information that is independently developed by the recipient without use of Confidential Information of the disclosing party, is shared with the recipient by a third party without confidentiality obligations, or is or becomes public through no fault of the recipient.

“Control” means ownership or control of greater than 50% of the voting rights or equity interests of an entity.

“Customer Application” has the meaning described in the Services Schedule.

“Customer Data” has the meaning described in the Services Schedule (if applicable).

“Customer Indemnified Materials” has the meaning described in the applicable Services Schedule.

“Delegates” means the Recipient’s employees, Affiliates, agents, or professional advisors.

“Effective Date” means the date of the last party’s signature of the General Terms.

“End User” or “Customer End User” means an individual that Customer permits to use the Services or a Customer Application. For clarity, End Users may include employees of Customer Affiliates and other third parties.

“Export Control Laws” means all applicable export and re-export control laws and regulations, including (a) the Export Administration Regulations (“EAR”) maintained by the U.S. Department of Commerce, (b) trade and economic sanctions maintained by the U.S. Treasury Department’s Office of Foreign Assets Control, and (c) the International Traffic in Arms Regulations (“ITAR”) maintained by the U.S. Department of State.

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“Fees” means the product of the amount of Services used or ordered by Customer multiplied by the Prices, plus any applicable Taxes, and subject to any applicable fee-free threshold.

“Force Majeure” has the meaning given to it in Section 13.5.

“Google Indemnified Materials” has the meaning described in the applicable Services Schedule.

“High Risk Activities” means activities where the failure of the Services could lead to death, serious personal injury, or severe environmental or tangible property damage.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 as it may be amended from time to time, and any regulations issued under it.

“including” means including but not limited to.

“Indemnified Liabilities” means any (a) settlement amounts approved by the indemnifying party, and (b) damages and costs finally awarded against the indemnified party and its Affiliates by a court of competent jurisdiction.

“Intellectual Property” or “IP” means anything protectable by an Intellectual Property Right.

“Intellectual Property Right(s)” means all patent rights, copyrights, trademark rights, rights in trade secrets (if any), design rights, database rights, domain name rights, moral rights, and any other intellectual property rights (registered or unregistered) throughout the world.

“Legal Process” means an information disclosure request made under law, governmental regulation, court order, subpoena, warrant, or other valid legal authority, legal procedure, or similar process.

“Liability” means any liability, whether under contract, tort (including negligence), or otherwise, regardless of whether foreseeable or contemplated by the parties.

“Notification Email Address” has the meaning described in the applicable Services Schedule.

“Order Form” has the meaning described in the applicable Services Schedule.

“Order Term” means the period of time starting on the Services Start Date for the Services and continuing for the period indicated on the Order Form unless terminated in accordance with the Agreement.

“Payment Due Date” means 30 days from the invoice date.

“Prices” has the meaning described in the applicable Services Schedule. Unless described otherwise in the applicable Services Schedule, Prices do not include Taxes.

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“Regulator” means any financial, prudential, or resolution authority, regulator, or supervisory body established under applicable law or regulation with supervisory authority over Customer or Customer Affiliate.

“Regulatory Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarization or registration.

“Regulatory Obligations” means (i) compliance with applicable law, applicable regulation or court order; (ii) making, applying for, fulfilling the conditions of or maintaining any Regulatory Authorization; or (iii) assisting, responding to or complying with any investigation, request or enquiry by any Regulator.

“Resolution” means (a) circumstances in which all or part of the business of Customer or a Customer Affiliate is likely to fail or has failed, or (b) the application of a Resolution Power.

“Resolution Entity” means any entity taking over the whole or any part of Customer or a Customer Affiliate or its business under a Resolution Power.

“Resolution Power “ means a resolution power or procedure applied to Customer or a Customer Affiliate by a Regulator under applicable law or regulation.

“Service Level Agreement” or “SLA” has the meaning described in the Services Schedule.

“Services” has the meaning described in the applicable Services Schedule.

“Services Schedule(s)” means a schedule to the Agreement with terms that apply only to the services and software (if applicable) described in that schedule.

“Services Start Date” means either the start date described in the Order Form or, if none is specified in the Order Form, the date Google makes the Services available to Customer.

“Software” has the meaning described in the Services Schedule (if applicable).

“Suspend” or “Suspension” means disabling access to or use of the Services or components of the Services.

“Taxes” means all government-imposed taxes, except for taxes based on Google’s net income, net worth, asset value, property value, or employment.

“Third-Party Legal Proceeding” means any formal legal proceeding filed by an unaffiliated third party before a court or government tribunal (including any appellate proceeding).

“Trademark Guidelines” means Google’s Brand Terms and Conditions described at https://www.google.com/permissions/trademark/brand-terms.html.

“URL” means a uniform resource locator address to a site on the internet.

Google Cloud Master Agreement

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“URL Terms” has the meaning described in the Services Schedule.

“Use Restrictions” means the restrictions in Section 2.3 (Use Restrictions) of these General Terms and any additional restrictions on the use of Services described in a section entitled “Additional Use Restrictions” in the applicable Services Schedule.

Signed by the parties’ authorized representatives on the dates below.

Google		Customer

By:	/s/ Christopher Wilson	By:	/s/ Edward Schwartz
Print Name:	Christopher Wilson	Print Name:	Edward Schwartz
Title:	Sales Compliance Manager	Title:	Authorized Signatory
Authorized Signatory Google LLC
Date:		Date:	September 4, 2020

Google Cloud Platform Services Schedule

Confidential

Google Cloud Master Agreement

Google Cloud Platform Services Schedule

This Google Cloud Platform Services Schedule (the “Services Schedule”) supplements and is incorporated by reference into the Google Cloud Master Agreement. This Services Schedule applies solely to the services and software described in this Services Schedule and is effective for the Term of the Agreement. Terms defined in the General Terms apply to this Services Schedule.

1.	Using the Services.

1.1

Admin Console. Google will provide Customer an Account to access the Admin Console through which Customer may manage its use of the Services. Customer is responsible for (a) maintaining the confidentiality and security of the Account and associated passwords and (b) any use of the Account.

1.2	Ceasing Services Use. Customer may stop using the Services at any time.

1.3

Additional Use Restrictions. Unless otherwise permitted in the GCP Service Specific Terms, Customer will not (a) use, and will not allow End Users to use, the Services to operate or enable any telecommunications service, or to place or receive calls from any public switched telephone network, including as part of a Customer Application; or (b) use the Services to provide a hosting, outsourced, or managed services solution to unaffiliated third parties, except as part of a Customer Application that provides value distinct from the Services.

1.4

Facility Locations. The locations of Google’s facilities for the Services are shown at https://cloud.google.com/about/locations/. Customer can request the address of these data centers by contacting Google’s Cloud Data Protection Team at https://support.google.com/cloud/contact/dpo or via other means that Google provides. Customer may disclose this information to the Regulator.

2.	Data Processing and Security.

2.1

Protection of Customer Data. Google will only access or use Customer Data to provide the Services and GCP Technical Support Services ordered by Customer and will not use it for any other Google products, services, or advertising. Google has implemented and will maintain administrative, physical, and technical safeguards to protect Customer Data, as further described in the Data Processing and Security Terms. Where Google obtains telemetry data and other information derived from Customer’s use of the Services, Google shall use such data and information (i) only in anonymized and aggregated form only as may be necessary in provisioning of and improvement of Services hereunder, or (ii) specifically to provide the Services to Customer .

2.2

Data Processing and Security Terms. The Data Processing and Security Terms are incorporated by reference into this Services Schedule. After becoming aware of a Data Incident (as defined in the Data Processing and Security Terms), Google will within 24 hours provide sufficient information regarding the Data Incident (including its nature and extent and the affected Customer Data) to enable each Regulated Entity to comply with its Regulatory Obligations with respect to notifying Regulators and/or End Users of such Data Incident.

Google Cloud Platform Services Schedule

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2.3

Viruses. Google will implement tools and measures designed to prevent the introduction of any viruses, worms, spyware, traps, protecting codes, trap door devices, or any other similar devices or mechanisms into the Services that would cause the Services to provide improper access to Customer Data or disclose Customer Data to unauthorized third parties.

2.4

Remediation Support. Notwithstanding General Terms Section 10.1(a), Google will reimburse Customer subject to the Liability limit in General Terms Section 10.1(c) for any Remediation Costs directly resulting from a Security Obligation Breach. Customer will provide Google with reasonable supporting documentation for any Remediation Costs.

2.5

Customer Penetration Testing. Customer may conduct penetration testing of (a) Customer’s Projects and (b) Google’s system and the Services associated with Customer’s Projects provided Customer complies with the Agreement. If Customer’s penetration test compromises or impacts the security, privacy, or integrity of any data that is not Customer Data or threatens to do so, Google will take appropriate measures to protect such data and may request that Customer cease conducting the penetration test. Customer will comply with such request. All testing results and any potential vulnerabilities identified by Customer that pertain to Customer’s Projects are Customer’s Confidential Information; those that pertain Google’s system and Services are Google’s Confidential Information. Customer may be eligible for a reward if it reports a vulnerability to Google via the Vulnerability Reward Program at https://www.google.com/about/appsecurity/reward- program/, or alternate URL as may be updated by Google from time to time.

3.	Additional Payment Terms.

3.1

Usage and Invoicing. Customer will pay all Fees for the Services and GCP Technical Support Services. Google’s measurement tools will be used to determine Customer’s usage of the Services. Each invoice will include data in sufficient detail to allow Customer to validate the Services purchased and associated Fees.

3.2

Price Revisions. Google may modify the Prices at any time unless otherwise expressly agreed in an addendum or Order Form to this Services Schedule. Google will notify Customer at least 30 days in advance of any Price increases.

3.3

Suspension for Overdue Payment. Google may Suspend the Services under General Terms Section 3.4(a) (Overdue Payments) only if Customer’s payment is overdue for more than 14 days after the Payment Due Date and except where such overdue payments are due to Google’s billing inaccuracies. Google will notify Customer at least 7 days before suspension.

Google Cloud Platform Services Schedule

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4.	Updates to Services and Terms.

4.1	Changes to Services.

(a)	Limitations on Changes. Google may update the Services, provided the updates do not result in a material reduction of the functionality, performance, availability, or security of the Services.

(b)

Discontinuance. Google will notify Customer at least 12 months before discontinuing any Service (or associated material functionality), and at least 36 months for any Key Service (or associated material functionality), in each case unless Google replaces such discontinued Service or functionality with a materially similar Service or functionality.

(c)	Support. Google will continue to provide product and security updates, and GCP Technical Support Services, until the conclusion of the applicable notice period under subsection (b) (Discontinuance).

(d)	Backwards Incompatible Changes. Google will notify Customer at least 12 months before significantly modifying a Customer-facing Google API in a backwards- incompatible manner.

4.2

Changes to Terms. Google may update the URL Terms, provided the updates do not (a) result in a material degradation of the overall security of the Services, (b) expand the scope of or remove any restrictions on Google’s processing of Customer Data as described in the Data Processing and Security Terms, or (c) have a material adverse impact on Customer’s rights under the URL Terms. Google will notify Customer of any material updates to URL Terms, in advance to the extent reasonably feasible.

4.3

Permitted Changes. Sections 4.1 (Changes to Services) and 4.2 (Changes to Terms) do not limit Google’s ability to make changes required to comply with applicable law or address a material security risk, or that are applicable to new or pre-general availability Services, offerings, or functionalities.

5.	Temporary Suspension.

5.1

Services Suspension. Google may Suspend Services if (a) necessary to comply with law or protect the Services or Google’s infrastructure supporting the Services or (b) Customer or any End User’s use of the Services does not comply with the AUP, and it is not cured within the AUP Notice Period following notice from Google describing the violation in reasonable detail.

5.2

Limitations on Services Suspensions. If Google Suspends Services under Section 5.1 (Services Suspension), then (a) Google will provide Customer notice of the cause for Suspension, to the extent legally permitted, and (b) the Suspension will be to the minimum extent and for the shortest duration required to resolve the cause for Suspension. If under Section 5.1(a) (Services Suspension) Google Suspends Key Services for more than two (2) months then (i) Google will refund to Customer any unused prepaid Fees that Customer paid to Google for use of such Suspended Services, and (ii) if Customer has made financial commitments in an Order Form or addendum to the Agreement, then the parties will negotiate in good faith to amend such commitments proportional to Customer’s committed spend on the Suspended Services.

6.

Technical Support. Google will provide GCP Technical Support Services to Customer during the Order Term in accordance with the GCP Technical Support Services Guidelines. Customer is responsible for the technical support of its Customer Applications and Projects.

Google Cloud Platform Services Schedule

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7.

Copyright. Google provides information to help copyright holders manage their intellectual property online, but Google cannot determine whether something is being used legally without input from the copyright holders. Google will respond to notices of alleged copyright infringement and may terminate repeat infringers in appropriate circumstances as required to maintain safe harbor for online service providers under the U.S. Digital Millennium Copyright Act. If Customer believes a person or entity is infringing Customer’s or its End User’s copyrights and would like to notify Google, Customer can find information about submitting notices, and Google’s policy about responding to notices, at http://www.google.com/dmca.html.

8.	Software.

8.1

Provision of Software. Google may make Software available to Customer, including third-party software. Customer’s use of any Software is subject to the applicable provisions in the Service Specific Terms.

8.2	Ceasing Software Use. If the Agreement or the Order Form terminates or expires, then Customer will stop using the Software.

9.

Benchmarking. Customer may conduct benchmark tests of the Services (each a “Test”). Customer may only publicly disclose the results of such Tests if it (a) obtains Google’s prior written consent, (b) provides Google all necessary information to replicate the Tests, and (c) allows Google to conduct benchmark tests of Customer’s publicly available products or services and publicly disclose the results of such tests.

10.	Certifications and Audit Reports.

10.1

Independent Assessment. Google submits its systems and controls for the Services to industry-standard audits by a qualified and independent third-party auditor (the “Third- Party Auditor”). These audits validate Google’s adherence to defined controls and certifications based on the internationally accepted independent standards listed at https://cloud.google.com/security/compliance/services-in-scope.

10.2

ISO Certifications and SOC Reports. Google will maintain at least the following for the Audited Services during the Term: (a) certificates for ISO 27001, ISO 27017, and ISO 27018, and its PCI DSS Attestation of Compliance (the “ Compliance Certifications”); and (b) SOC 1, SOC 2, and SOC 3 reports produced by Google’s Third-Party Auditor and updated annually based on an audit performed at least once every 12 months (the “SOC Reports”). Google may add standards at any time. Google may replace a Compliance Certification or SOC Report with an equivalent or enhanced alternative.

10.3

Reviews of Security Documentation. Google will make the following available for review by Customer during the Term: (a) the Compliance Certifications, (b) the SOC Reports, (b) the Security Whitepaper, and (d) any other documents relevant to the security or compliance of the Services that are made publicly available to customers of the Services (the “Security Documentation”).

Google Cloud Platform Services Schedule

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10.4

Scope of Certifications and Audit Reports. To ensure that they remain an effective tool, if a key system or control applicable to the Audited Services is not covered in the Compliance Certifications and SOC Reports (“Certifications and Audit Reports”), then:

(a)

Modification Requests. Customer can request an expansion of the scope of the Certifications and Audit Reports for that Audited Service to such key system or control. Any request must be legitimate from a risk management perspective and based on then-current internationally accepted independent standards that are applicable to the Audited Services. Google will assess Customer’s request and may request further information from Customer. If the expansion is already on Google’s compliance roadmap, Google will confirm when it is currently scheduled to happen.

(b)

Further Assistance. Google will work with Customer in good faith to consider alternative ways to assess the key system or control using the existing Certifications and Audit Reports or the activities available to Customer under Section 11 (Enabling Customer Compliance).

11.	Enabling Customer Compliance.

11.1

Google’s Commitment to Compliance. Google recognizes that where Customer or its Affiliate End Users are subject to the supervision of the Regulator (each a “Regulated Entity”) they require assistance from Google to enable them to monitor the Services to ensure compliance with applicable laws and regulations and to satisfy Regulatory Obligations. Google is committed to working with the Regulated Entity in good faith to provide this assistance as set out in this Section 11 (Enabling Customer Compliance). Google will fully cooperate with the parties conducting an activity under this Section 11. Nothing in this Section 11 should be construed as a limitation on, or impediment to, the Regulated Entity’s or the Regulator’s ability to audit and inspect the Services effectively. Google is committed to working with the Regulated Entity in good faith throughout the Term to address the impact of changes in law or regulation.

11.2

Regulator Information, Audit, and Access. If the Regulator exercising its supervisory authority makes a request regarding the Services, Customer may use the Services and the Security Documentation to respond to the request. Customer may also use the Services and the non-confidential aspects of the Security Documentation to further its business objectives. Customer will at all times have access to Customer Data (including Customer’s virtual machines and Customer Applications) using the standard functionality of the Services and may provide access to the Regulator at Customer’s discretion. If requested by Customer, the Regulator may (a) review information about the Services operations and controls and discuss it with Google subject matter experts, and (b) audit and inspect the Services used by the Regulated Entity and access Google’s premises used to provide those Services to do so. The Regulator may appoint a qualified and independent third- party auditor to perform any activity under this Section 11.2 (Regulator Information, Audit, and Access).

11.3

Customer Information, Audit, and Access. To facilitate the Regulated Entity’s ability to satisfy its Regulatory Obligations, the Regulated Entity may (a) review information about the Services operations and controls and discuss it with Google subject matter experts, and (b) audit and inspect the Services used by the Regulated Entity and access Google’s premises used to provide those Services to do so. To facilitate

Google Cloud Platform Services Schedule

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activities under this Section 11.3 (Customer Information, Audit, and Access), Google and the Regulated Entity will discuss scope and duration in advance. Regulated Entity may appoint any qualified and independent third-party auditor to perform any activity under this Section 11.3 (“Customer Auditor”). Regulated Entity will not appoint a competitor of Google as Customer Auditor.

11.4

Arrangements. Activities under this Section 11 (Enabling Customer Compliance) will be conducted (a) during business hours and, unless it is not possible due to an emergency or crisis situation or would lead to a situation where the activity would no longer be effective, at a time specified by Google or with reasonable notice; (b) in accordance with the Security Measures; and (c) in a way that minimizes disruption to Google’s business and operations and Google’s other customers’ environments. Customer is responsible for the acts and omissions of its Affiliate End Users and will ensure they comply with this Section 11.

11.5

Information. The Agreement, the Security Documentation, and all information obtained under this Section 11 (Enabling Customer Compliance) are Google’s Confidential Information. Regulated Entity may disclose these materials and, subject to Google’s prior written consent, not to be unreasonably withheld, other Google Confidential Information to the Regulator provided that it will first notify the Regulator they are Google’s Confidential Information and redact any items that are not relevant to supervision by the Regulator. Nothing in the Agreement will require Google to provide any other Google customer’s data.

11.6

Fee. Google may charge Customer a fee for any activity under this Section 11 (Enabling Customer Compliance) in the event of Customer making exceptionally burdensome requests. Google will provide Customer with further details of any applicable fee, and the basis of its calculation, in advance of any such activity.

11.7

Changes. Customer may require commercially reasonable modifications to the terms of this Agreement that Customer considers reasonably necessary for satisfying Regulatory Obligations, the terms of which the parties agree to negotiate in good faith. Any such agreed upon modifications shall be promptly documented in a writing signed by the parties.

12.	Business Continuity and Disaster Recovery.

12.1

Business Continuity and Disaster Recovery. Google will maintain policies, procedures, and arrangements to minimize disruptions to the Services caused by disasters or other events that disrupt the operations and resources required to provide the Services (the “BCDR Plan”). Customer may review a summary of (a) the then-current BCDR Plan and (b) the results of the most recent BCDR Plan tests.

12.2

Testing and Review. Google will test and review the BCDR Plan at least annually. Google will remediate issues identified during testing and if needed update the BCDR Plan. Google will not degrade the BCDR Plan and ensure that it remains current with industry standards.

12.3

Ongoing Performance Monitoring. Customer can monitor Google’s performance of the Services (including the SLAs) on an ongoing basis using the functionality of the Services. Google will maintain and make available to Customer a dashboard that provides information about the status of the Services at https://status.cloud.google.com (the “Status Dashboard”). The Status Dashboard is provided for informational purposes only.

Google Cloud Platform Services Schedule

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12.4

Significant Developments. Google will make the following available to Customer: (a) information about developments that materially impact Google’s ability to perform the Services in accordance with the SLAs leading to disruptions or outages of the Services (“Significant Developments”), and (b) reports describing the cause of the Significant Development and summarizing the actions taken by Google to resolve it. Google may provide this information via the Status Dashboard, the Google Cloud Support Center or a support case.

13.	Google Subcontractors.

13.1

Compliance. If Google subcontracts any of its obligations under the Agreement, Google will (a) oversee the performance of all subcontracted obligations to ensure that Google Subcontractors comply with the Agreement, (b) require Google Subcontractors to comply with applicable law and regulation regarding the subcontracted obligations, and (c) ensure Google Subcontractors comply with Section 11 (Enabling Customer Compliance).

13.2

Information and Changes. Google will make information about current Google Subcontractors, including their function and location, available to Customer. If Google engages a new Google Subcontractor or changes the function of an existing Google Subcontractor (a “Subcontractor Change”), Google will inform Customer at least 90 days in advance, unless the Subcontractor Change is made to address an existing or imminent risk to the Services, in which case Google will provide Customer as much advance notice as is reasonably possible. If Customer determines that a Subcontractor Change would materially increase Customer’s risk or Google does not inform Customer of a Subcontractor Change as required in this Section 13.2 (Information and Changes), Customer may terminate the Order Form for the Services under General Terms Section 12.2 (Termination for Convenience) notwithstanding any financial commitment.

14.	Transition.

14.1

Transition Term. On termination or expiration of the Agreement or an Order Form, Google will continue to provide the Services in accordance with the terms of the Agreement for 12 months (the “Transition Term”) provided that (a) Customer requests a Transition Term in writing before thirty (30) days’ of the relevant termination or expiration date, and (b) Customer is only entitled to one Transition Term in respect of any Order Form.

14.2

Transition Assistance. During the Transition Term, Customer may make a written request for advisory and implementation services from Google to assist in migrating workloads and applications or otherwise transitioning Customer’s use of the Services (“Transition Assistance”). Google will provide Transition Assistance to Customer subject to the Implementation Services Schedule or such other agreement between Google and Customer under which Google agrees to provide advisory and implementation services to Customer. These terms will describe the scope of the Transition Assistance and any applicable fees.

Google Cloud Platform Services Schedule

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15.

Survival. The following Sections of this Services Schedule will survive expiration or termination of this Services Schedule: Section 2 (Data Processing and Security), but only through the termination of the Agreement or, as applicable, the Transition Term; Section 9 (Benchmarking); and Sections 14 (Transition) through 17 (Additional Definitions).

16.

Termination of Previous Agreements. If Google and Customer have previously entered into a Google Cloud Platform License Agreement, then that agreement will terminate on the Services Start Date, and the Agreement will govern the provision and use of the Services going forward.

17.	Additional Definitions.

“Account” means Customer’s Google Cloud Platform account.

“Admin Console” means the online console(s) and tool(s) provided by Google to Customer for administering the Services.

“Affiliate End User” means a Customer Affiliate that Customer permits to use the Services or a Customer Application.

“Audited Services” means the then-current Services indicated as being in-scope for the relevant certification or report at https://cloud.google.com/security/compliance/services-in-scope.

Services will not be removed from this URL unless they have been discontinued in accordance with the Agreement.

“AUP” means the then-current acceptable use policy for the Services described at https://cloud.google.com/terms/aup.

“AUP Notice Period” means the longer of (a) 72 hours after Google’s notice to Customer of non-compliance or (b) a reasonable period after Google’s notice if Customer reasonably demonstrates to Google that Customer is taking reasonable steps to remedy the non-compliance.

“Customer Application” means a software program that Customer creates or hosts using the Services.

“Customer Data” means data provided to Google by or at the direction of Customer or End Users through or in connection with the Services, and data that Customer or End Users derive from that data through their use of the Services.

“Customer Indemnified Materials” means Customer Data, Customer Brand Features, Customer Applications, and Projects.

“Data Processing and Security Terms” means the then-current terms describing data processing and security obligations with respect to Customer Data, as described at https://cloud.google.com/terms/data-processing-terms.

Google Cloud Platform Services Schedule

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“GCP Service Specific Terms” means the then-current terms specific to one or more Services or Software described at https://cloud.google.com/cloud/terms/service-terms.

“GCP Technical Support Services” or “TSS” means the then-current technical support service provided by Google to Customer under the GCP Technical Support Services Guidelines.

“GCP Technical Support Services Guidelines” or “TSS Guidelines” means the then-current Google Cloud Platform support service guidelines described at https://cloud.google.com/terms/tssg/.

“Google API” means any application programming interface provided by Google as part of the Services.

“Google Indemnified Materials” means Google’s technology used to provide the Services and Google’s Brand Features.

“Google Subcontractor” means a third party to whom Google transfers a function (i.e., a process, service or activity) of the Services. “Google Subcontractor” does not include “Subprocessors” as these are addressed in the Data Processing and Security Terms.

“Key Services” means the then-current list of Services described at https://cloud.google.com/terms/key-services. Google may not remove a Service from this URL unless that Service is discontinued in accordance with Section 4.1(b) (Discontinuance).

“Notification Email Address” means the email address(es) designated by Customer in the Admin Console.

“Order Form” means an order form issued by Google and executed by Customer and Google specifying the Services Google will provide to Customer under this Services Schedule.

“Prices” means the then-current applicable prices for the Services described at https://cloud.google.com/skus/ unless otherwise agreed in an Order Form or amendment to this Services Schedule.

“Project” means a collection of Google Cloud Platform resources configured by Customer via the Services.

“Remediation Costs” means (a) reasonable costs for the preparation and transmission of legally required notifications to affected individuals; (b) reasonable costs for the establishment of a call center; (c) reasonable costs for credit monitoring services, not to exceed 12 months; and (d) actual costs of payments, fines, penalties, sanctions, or other liabilities imposed by a court, tribunal, arbitration panel, or government agency, and associated reasonable attorneys’ fees and court costs.

“Security Obligation Breach” means Google’s breach of its obligations under the Security Measures of the Data Processing and Security Terms that results in the unauthorized (a) disclosure of Customer Data to a third party or (b) access to Customer Data by Google personnel or a third party.

Google Cloud Platform Services Schedule

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“Security Whitepaper” means the then-current security and compliance documentation that is available at https://cloud.google.com/security/whitepaper.

“Services” means the then-current services described at https://cloud.google.com/terms/services.

“SLA” means the then-current service level agreements described at https://cloud.google.com/terms/sla/.

“Software” means any downloadable tools, software development kits, or other such computer software provided by Google for use in connection with the Services, and any updates Google may make to such Software from time to time.

“URL Terms” means the AUP, Data Processing and Security Terms, GCP Service Specific Terms, GCP Technical Support Services Guidelines, and SLAs.

Google Cloud Platform Reseller Billing Addendum

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Google Cloud Platform Reseller Billing Addendum

This Addendum (“Addendum”) is incorporated by reference into the Google Cloud Platform Services Schedule (“Services Schedule”) to the Google Cloud Master Agreement, between Google and Customer (as applicable, the “Agreement”). Capitalized terms used but not defined in this Addendum have the meaning given to them in the Agreement. To the extent the Agreement and this Addendum conflict, this Addendum governs. This Addendum will be effective from the Effective Date.

1.

Orders. If Customer orders Services from an authorized unaffiliated third-party reseller (“Reseller”): (a) Customer will enable billing for such Services to be linked to such Reseller’s billing account; (b) prices and fees for such Services will be set between Customer and Reseller, and any payments for such Services will be made directly to Reseller under the Reseller Agreement; (c) except as set out in the “Reseller Linked Services”, “Independent Prices” and “Additional Payment Terms” Sections of this Addendum below, the provisions in the Payment Terms Section of the General Terms and the Additional Payment Terms Section of the Google Cloud Platform Services Schedule will not apply to such Services; (d) in relation to such Services Customer will request any applicable SLA credits directly from Reseller only and will receive any applicable SLA credits from Reseller only; (e) each party may share the other’s Confidential Information with Reseller (and each party agrees to the sharing of such Confidential Information) subject to the “Confidentiality” Section of the General Terms; and (f) notwithstanding anything to the contrary in the “Effects of Termination” Section of the General Terms or Section 6.5 below, Google will send Reseller (rather than Customer), in accordance with Google’s contract with the Reseller, a final invoice for payment obligations in relation to any terminated or expired Services.

2.

Reseller Linked Services. Customer acknowledges and agrees that until any Services used by Customer are linked to the Reseller’s billing account, such Services will (i) not constitute Services under the Reseller Agreement, and (ii) be regarded as Services ordered directly from Google and accordingly, despite the terms of the Reseller Agreement (including the fees agreed between Customer and Reseller), Customer will be required to pay Fees to Google for such Services in accordance with the terms of the Agreement. This Section shall not apply in relation to the SADA Reseller Agreement, it being agreed that all Services used by Customer on and from the Effective Date will constitute Services under the SADA Reseller Agreement without further action being required of Customer.

3.

Reseller Involvement. Customer acknowledges and agrees that: (a) Reseller will use a separate account linked to Customer’s Account to enable billing for the Services, and Google may suspend the provision of the Services to the Customer if at any time Customer fails to maintain a billing account linked to Customer’s Account and it is not cured following notice from Google; (b) as a result of the linkage between Reseller’s billing account and Customer’s Account, Reseller will have the ability to view billing-related metadata associated with Customer’s Account; (c) as between Google and Customer, Customer is solely responsible for (i) any access by Reseller to Customer’s Account (including to any billing-related metadata), and (ii) defining in the Reseller Agreement any rights or obligations as between Reseller and Customer with respect to the Services and maintenance of a billing account linked to Customer’s Account; and (d) the Reseller Agreement is independent of and outside the scope of the Agreement.

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4.

Reseller Technical Support. Customer acknowledges and agrees that Reseller may disclose Customer Personal Data (as defined in the Data Processing and Security Terms) to Google as reasonably required in order for Reseller to handle any support issues that Customer escalates to or via Reseller.

5.	Limited Liability.

5.1

Google will not have any Liability arising out of: (a) Reseller’s suspension of Customer’s access to the Services, (b) Reseller’s access to and visibility of Customer’s Account and Customer’s Account’s billing-related metadata, or (c) Reseller’s offering or provisioning of Reseller or third party products or services.

6.	Active Services Schedules.

As applicable, the following terms will be inserted into the Agreement and the Agreement will be deemed to be amended as follows:

6.1

Noting that, in accordance with the “Services” Section of the General Terms, Google’s obligation to provide and Customer’s right to use the Services under the applicable Services Schedule are triggered by execution of an Order Form, in this Section 6 the term “Active Services Schedule” is used to describe the Google Cloud Platform Services Schedule following the execution of both (i) an agreement between Google and Reseller for Google to provide the applicable Services in relation to Customer, and (ii) the applicable Reseller Order Form between Reseller and Customer, for so long as that Reseller Order Form remains valid.

6.2

After the completion and execution of a Reseller Order Form: (a) subject to the “Reseller Linked Services” Section of this Addendum, Google will provide the Services to Customer in accordance with the Agreement, including the SLAs; and (b) Customer may use the Services in accordance with the Agreement (including the Active Services Schedule and this Addendum).

6.3

The “Termination for Convenience” Section of the General Terms is amended to read: “Termination for Convenience. Subject to any financial commitments in an addendum to the Agreement, Customer may terminate the Agreement or an Active Services Schedule for convenience with 30 days’ prior written notice to Google.”

6.4

The “Termination of an Order Form” Section of the General Terms is re-titled and amended to read: “Termination of an Active Services Schedule. Either party may terminate an Active Services Schedule if the other party is in material breach of the Active Services Schedule and fails to cure that breach within 30 days after receipt of written notice.”

6.5

The “Effects of Termination” Section of the General Terms is amended to read: “Effects of Termination. If the Agreement terminates or expires, then the Active Services Schedule also terminates or expires unless otherwise expressly stated in the Active Services Schedule. If an Active Services Schedule terminates or expires, then after the Active Services Schedule’s termination or expiration effective date all rights and access to the Services under the applicable Active Services Schedule will terminate (including access to Customer Data, if applicable), unless otherwise described in the Active Services Schedule.”

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6.6

The definition of “Services Start Date” in the “Definitions” Section of the General Terms is amended to read: “Services Start Date” means, as applicable, in relation to the applicable Services (i) the date Reseller makes the Services available to Customer, or (ii) the date Google makes any Services available to Customer.

6.7

The definition of “Order Term” in the “Definitions” Section of the General Terms is amended to read: “Order Term” means the period of time starting on the Services Start Date for the Services and (unless terminated in accordance with the Agreement) continuing (i) until the termination or expiry of the Active Services Schedule (in respect of Services ordered under a Reseller Order Form), or (ii) for the period indicated on the Order Form (in respect of other Services).

6.8

The “Ceasing Software Use” Section of the Services Schedule is amended to read: “Ceasing Software Use. If the Agreement or the Active Services Schedule terminates or expires, then Customer will stop using the Software in relation to the Services.”

6.9

Sub-sections 10.1(b) and 10.1(c) of the “Limited Liabilities” Section of the General Terms are amended to reference Reseller Fees (or a financial commitment in respect thereof) instead of Fees in each instance.

7.	Additional Payment Terms.

Notwithstanding the disapplication of the Additional Payment Terms Section of the Google Cloud Platform Services Schedule in Section 1(c) (Orders) above:

7.1	The “Usage and Invoicing” Section of the Google Cloud Platform Services Schedule will apply, but will read as follows:

Google’s measurement tools will be used to determine Customer’s usage of the Services.

7.2	Taking into account the “Reseller Linked Services” Section of this Addendum, the “Price Revisions” Section of the Google Cloud Platform Services Schedule will apply, but will read as follows:

Google may modify the Prices at any time. Google will notify Customer at least 30 days in advance of any Price increases. The parties acknowledge that notwithstanding any Price modifications (or notifications of such modifications), prices and fees for Services under a Reseller Agreement (for the purposes of calculating fees payable to Reseller) will be set between Customer and Reseller.

8.

Independent Prices. For the purposes of this Addendum only, the following language will be added as a new sub-Section at the end of the “Payment Terms” Section of the General Terms: “Independent Prices. The parties acknowledge that notwithstanding any modifications to the Prices (or notifications of such modifications), prices and fees for Services under a Reseller Order Form (for the purposes of calculating fees payable to Reseller) will be set between Customer and Reseller.”

Google Cloud Platform Reseller Billing Addendum

Confidential

9.

Contract Claims. Noting that Reseller Fees are agreed between Customer and Reseller and, in accordance with the “Limited Liabilities” Section of the General Terms (as amended by this Addendum), each party’s Liability is capped by reference to Reseller Fees, in the event Customer or Google brings a claim under the Agreement, Customer agrees that: (a) upon Google’s request it will promptly disclose to Google the amount of any Reseller Fees paid and payable under the Reseller Agreement in each contract year; (b) if applicable, it will procure all necessary consents to disclose such amounts to Google; and (c) it will not object to Reseller disclosing such amounts to Google, and it will waive any claims against Reseller that the disclosure of such amounts is a breach of the Reseller’s confidentiality obligations.

10.	Additional Definitions.

The terms set out below have the following meanings,

“Active Services Schedule” has the meaning set out in Section 6.1 of this Addendum.

“Reseller Agreement” means the separate agreement between Customer and Reseller regarding the Services. The Reseller Agreement is independent of and outside the scope of the Agreement.

“Reseller Fees” means the fees (if any) under a Reseller Agreement for Services used or ordered by Customer from Reseller under or in relation to that Reseller Agreement, plus any applicable Taxes.

“Reseller Order Form” means the order form issued by the Reseller and executed by Customer and the Reseller under the Reseller Agreement specifying the Services Google will provide to Customer under the Services Schedule.

“SADA Reseller Agreement” means the Reseller Agreement and Reseller Order Form entered into by Customer and SADA Systems, Inc. on or about the date of the Agreement.

Affiliate Adopting Agreement (Template)

Confidential

Exhibit 1

Affiliate Adopting Agreement (Template)

This AFFILIATE ADOPTING AGREEMENT (this “Agreement”), dated as of [INSERT DATE BEING EXECUTED] (the “Adopting Effective Date”), is between

(a)	[INSERT FULL LEGAL ENTITY NAME OF COMPANY AFFILIATE] (“Company Affiliate”); and

(b)	Google LLC (“Google”).

WHEREAS, Google and [INSERT FULL LEGAL ENTITY NAME OF EXISTING CUSTOMER WHO IS ON MSA/APA PAPERWORK] (“Existing Customer”), have entered into agreement(s) that govern Google’s provision of, and Existing Customer’s utilization of, the Google Cloud Platform services (such agreements, the “Existing Customer Contracts”); and

WHEREAS, Google and Company Affiliate wish to enter into agreements pursuant to which Google will provide services to Company Affiliate on substantially the same terms and conditions (except as revised pursuant to this Agreement) as the terms and conditions of the Existing Customer Contracts; and

WHEREAS, Google and Existing Customer have acknowledged and agreed in the Existing Customer Contracts to the arrangement contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, Google and Company Affiliate hereby agree as follows:

1.	Affiliate Agreement

[Note: Delete this provision if Company Affiliate is a Divested Entity.] [(a) Company Affiliate hereby represents and warrants that it is, and agrees that at all times during the term of this Agreement it shall be, an Affiliate of Existing Customer, it being understood and agreed that, at such time (if any) as Company Affiliate ceases to be an Affiliate of Existing Customer, this Agreement shall terminate.]

(b)

Subject to the terms and conditions herein, Google and Company Affiliate hereby enter into this Agreement, under which all the terms and conditions of the Existing Customer Contracts are incorporated herein by reference, mutatis mutandis, and apply separately to Company Affiliate, renamed as set forth below, in each case as revised pursuant hereto.

(c)

In the event of any inconsistency or conflict between the provisions of this Agreement and the provisions in the Company Affiliate Contracts (as defined in Section 2(a) hereof), the provisions herein shall prevail.

(d)	Company Affiliate hereby acknowledges that it has received a copy of each of the Existing Customer Contracts from Existing Customer.

Affiliate Adopting Agreement (Template)

Confidential

[Note: The following provision does not apply if Company Affiliate is a Divested Entity.] [(e) Company Affiliate acknowledges and agrees that:

(i)	due to the setup of the Services requested by Existing Customer and Company Affiliate, Existing Customer will have Account Control (as defined below);

(ii)

Existing Customer’s Account Control will include (without limitation) the ability to take actions in Company Affiliate’s Services accounts that may result in: (1) access and/or modification to the data associated with such accounts; and/or (2) fees being incurred by Company Affiliate; and

(iii)

notwithstanding clauses (i) and (ii), Company Affiliate will be responsible for all activity in its Services accounts, including (without limitation) actions taken by Existing Customer pursuant to its Account Control.

In this clause (e), “Account Control” means full access to, and control over, Company Affiliate’s Services data and accounts and the right, without notice to Company Affiliate, to cause changes to Company Affiliate’s Services data and accounts.]

2.	Amendments

(a)

The provisions of each of the Existing Customer Contracts, each as applied only to the provision of services by Google to Company Affiliate pursuant to the arrangement contemplated hereby, are hereby revised as follows (as so revised, such Existing Customer Contracts shall be referred to as the “Company Affiliate Contracts”):

(i)	The term “Customer” shall refer to Company Affiliate;

(ii)	The “Effective Date” of each of the Company Affiliate Contracts shall be the Adopting Effective Date; and

(iii)	The contact and address information for Company Affiliate shall be as set forth on the signature page hereto.

[Note: The following provision does not apply if Company Affiliate is a Divested Entity.][(b) Each amendment, supplement or other modification to, or renewal of, the Existing Customer Contracts (each, an “Existing Customer Modification”) after the date hereof shall be deemed to be incorporated into, and to amend, supplement, modify or renew, the corresponding Company Affiliate Contracts unless Google and Company Affiliate agree in writing not to incorporate such Existing Customer Modification into, and not to amend, supplement, modify or renew, such Company Affiliate Contracts.]

3.	General

(a)

Google and Company Affiliate hereby ratify and agree to the terms and conditions of each of the Company Affiliate Contracts (i.e., the terms and conditions of each of the Existing Customer Contracts, as incorporated herein, mutatis mutandis, and amended hereby).

Affiliate Adopting Agreement (Template)

Confidential

(b)

This Agreement (including the terms and conditions of each of the Company Affiliate Contracts) constitutes the entire agreement between Google and Company Affiliate with respect to the subject matter hereof and supersedes all prior understandings, representations and agreements, whether written or oral, between Google and Company Affiliate with respect to such subject matter.

(c)

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Signed facsimile copies of this Agreement will legally bind the parties to the same extent as original documents.

IN WITNESS WHEREOF, each of the parties hereto has caused this Affiliate Adopting Agreement to be executed by its duly authorized officer as of the Adopting Effective Date.

GOOGLE LLC			Company Affiliate:

By:		By:
	Name:		Name:
	Title:		Title:

Company Affiliate Contact Information:
Address:
Name:
Fax:
E-Mail: